As filed with the Securities and Exchange Commission on May 16, 2006

                                                      Registration No. 333-84782
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                              NEOPROBE CORPORATION

             (Exact name of registrant as specified in its charter)

          Delaware                                2835                        31-1080091
(State or other jurisdiction of      (Primary standard industrial           (IRS employer
incorporation or organization)         Classification number)           identification number)

                              --------------------
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                                 (614) 793-7500
          (Address and telephone number of principal executive offices)
                              --------------------
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                    (Address of principal place of business)
                              --------------------
      Brent L. Larson, Vice President, Finance and Chief Financial Officer
                              Neoprobe Corporation
                        425 Metro Place North, Suite 300
                             Dublin, Ohio 43017-1367
                                 (614) 793-7500
            (Name, address and telephone number of agent for service)
                              --------------------
                                   Copies to:

                           William J. Kelly, Jr., Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215
                          Telephone No. (614) 227-2136
                            wjkelly@porterwright.com

Approximate date of commencement of proposed sale to the public: Not Applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

===================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
===================================================================================================================
  Title of Each Class of                              Proposed Maximum
     Securities to be        Proposed Amount to      Offering Price Per       Proposed Maximum        Amount of
        Registered             be Registered             Share (1)           Offering Price (1)    Registration Fee
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value.................         3,085,066 (2)              $ 0.465                 $2,742,977           $252.35*
===================================================================================================================

(1) Estimated with respect to the shares originally registered solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Represents shares of common stock held directly by the selling stockholder that were sold pursuant to this registration statement.

* Registration Fee previously paid. The actual registration fee is listed in this column, and does not reflect the reduction in the number of shares registered resulting from this post-effective amendment.

      This Registration Statement was originally filed to register sales by Fusion Capital Fund II, LLC, an Illinois limited liability company (hereinafter referred to as "Fusion Capital"), of a total of 5,898,876 shares of common stock issued pursuant to a Stock Purchase Agreement, dated November 19, 2001, by and among Neoprobe Corporation and Fusion Capital. As of the date of this Post-effective Amendment, filed to remove from registration the securities which remain unsold at the end of the offering, only 3,085,066 shares were actually sold by Fusion Capital pursuant to the Registration Statement. This Post-effective Amendment is being filed to reduce the number of shares of common stock registered hereby to the number of shares that were actually sold by Fusion Capital.

Item 27. Exhibits.

      Exhibit
      Number                             Exhibit Description
      ------                             -------------------

      24 Powers of Attorney (incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Commission on March 22, 2002, Registration No. 333-84782, with the exception of the Powers of Attorney for Mr. Aschinger and Dr. Krevans, which are filed herewith).

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned in the City of Dublin, Ohio, on May 16, 2006.

                                        Neoprobe Corporation


                                        By: /s/ Brent L. Larson
                                            ------------------------------------
                                            Brent L. Larson, Vice President,
                                            Finance and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature                                           Title                           Date
---------                                           -----                           ----

/s/ David C. Bupp*                     President, Chief Executive Officer       May 16, 2006
-------------------------------        and Director
David C. Bupp                          (principal executive officer)


/s/ Brent L. Larson                    Vice President, Finance and Chief        May 16, 2006
-------------------------------        Financial Officer
Brent L. Larson                        (principal financial officer and
                                       principal accounting officer)


/s/ Julius R. Krevans*                 Chairman of the Board of                 May 16, 2006
-------------------------------        Directors
Julius R. Krevans


/s/ Carl J. Aschinger, Jr.*            Director                                 May 16, 2006
-------------------------------
Carl J. Aschinger, Jr.


/s/ Reuven Avital*                     Director                                 May 16, 2006
-------------------------------
Reuven Avital


                                       Director
-------------------------------
Kirby I. Bland, M.D.


/s/ Fred B. Miller*                    Director                                 May 16, 2006
-------------------------------
Fred B. Miller


/s/ Frank Whitley, Jr.*                Director                                 May 16, 2006
-------------------------------
J. Frank Whitley, Jr.


*By: /s/ Brent L. Larson
     --------------------------
     Brent L. Larson, Attorney-in fact


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